Exhibit 99.1
DATE: January 11, 2010
FOR IMMEDIATE RELEASE
AMERICAN MEDICAL SYSTEMS ANNOUNCES STRONG FOURTH QUARTER 2009 REVENUE PERFORMANCE
•	Fourth quarter sales of $146.0 million exceeds Company guidance

•	2009 sales of $519.3 million led by strong performance in Men’s Health
MINNEAPOLIS, January 11, 2010 — In anticipation of presenting at the JP Morgan Healthcare Conference on January 12, 2010, American Medical Systems Holdings, Inc. (NASDAQ: AMMD) reported today preliminary sales of $146.0 million for the fourth quarter of 2009, a 9.0 percent increase over sales of $134.0 million in the comparable quarter of 2008. The weakening of the U.S. dollar compared to the fourth quarter of 2008 positively affected revenue comparisons for the quarter by $3.9 million. Adjusting for the positive impact of the weaker U.S. dollar results in fourth quarter growth of 6.1 percent over the same period last year. The preliminary fourth quarter revenue of $146.0 million exceeds the Company’s guidance issued on November 4, 2009, of $136 to $142 million.
Preliminary sales for the year 2009 were reported at $519.3 million, a 3.5 percent increase over sales of $501.6 million for the year 2008. The strengthening of the U.S. dollar for the full year 2009 compared to 2008 negatively affected revenue comparisons between years by $8.2 million. Adjusting for the negative impact of foreign currency fluctuations results in 2009 revenue growth over 2008 of 5.2 percent.
Men’s Health sales of $63.5 million in the fourth quarter, represented an increase of 8.2 percent on a reported basis compared to the same quarter last year, and grew 5.2 percent on a constant currency basis. Growth in this business was led by the erectile restoration product line which continued its strong performance in the fourth quarter, but was partially offset by muted growth in male continence. The BPH therapy business increased 10.3 percent on a reported basis and grew 6.5 percent on a constant currency basis to $33.3 million during the quarter, driven by continued strength in the U.S. combined with notable improvement in international markets, particularly in Asia Pacific and Latin America. The Women’s Health business increased 8.9 percent on a reported basis and 6.9 percent on a constant currency basis to $49.2 million in the fourth quarter. Pelvic Floor Repair continued twenty percent plus growth in the fourth quarter, driven by the launch of Elevate® anterior in mid-2009. This strong growth was partially reduced by soft female continence product sales in the quarter; and as anticipated, sales from uterine health declined in the quarter, although at a lesser pace than previous quarters.
“We are pleased with the solid sales performance across all of our businesses in the fourth quarter,” noted Tony Bihl, Chief Executive Officer. “The successful launch of the Elevate® anterior product in mid 2009 contributed nicely to stronger performance in the back half of the year. We achieved accelerating growth in our BPH therapy product line each sequential quarter throughout 2009, and the erectile restoration product line remained consistently strong throughout all of 2009.”
Reflecting the strong fourth quarter revenue performance, the Company revised fourth quarter 2009 non-GAAP adjusted earnings per share estimates to the range of $0.32 to $0.35 and full year 2009 non-GAAP adjusted earnings per share estimates to the range of $1.12 to $1.15. This is an

American Medical Systems
January 11, 2010

increase from previous guidance for the fourth quarter of 2009 in the range of $0.29 to $0.33 and full year 2009 guidance in the range of $1.10 to $1.14. This guidance excludes the impact of amortization of intangible assets which is approximately $0.03 and $0.11 for the fourth quarter and full year 2009, respectively, and amortization of financing costs which is approximately $0.03 and $0.13 for the fourth quarter and full year 2009, respectively. Guidance for both periods excludes the impact of any unusual non-recurring items that could occur, such as gain or loss on early debt extinguishments, sale of non-strategic assets or IPRD charges on milestone payments related to prior acquisitions.
Mr. Bihl further commented, “We look forward to sharing final financial results for the fourth quarter, along with our guidance for 2010, during our fourth quarter earnings call on February 16, 2010. Consistent with comments we made in our third quarter conference call on November 4, 2009, we are making investments in selling and selling support as well as geographic expansion to drive accelerated revenue growth in 2011 and beyond. As a result of these investments, operating margin improvement will be modest in 2010.”
The Company will participate in the 28th Annual JP Morgan Healthcare Conference on Tuesday, January 12, 2010 in San Francisco. Tony Bihl, Chief Executive Officer, and Mark Heggestad, Chief Financial Officer, will present to attendees of the conference at 3:00 p.m. pacific time (6:00 p.m. eastern time). A live audio webcast of the presentation will be available to all interested parties at the Company’s Investor Relations website at www.AMMD.com.
Use of Non-GAAP Financial Measures
In addition to financial measures prepared in accordance with generally accepted accounting principles (GAAP), management provides non-GAAP adjusted earnings per share and constant currency revenue growth rates because management believes that in order to properly understand the Company’s short-term and long-term financial trends and for purposes of comparability to other companies, investors may wish to consider the impact of certain adjustments (such as gain on extinguishment of debt, gain on sale of non-strategic assets, IPRD charges, amortization of intangible assets, amortization of financing costs and related income tax adjustments and the impact of foreign currency translation on reported revenue). These adjustments result from facts and circumstances (such as acquisition and business development activities and other non-recurring items) that vary in frequency and impact on the Company’s results of operations, represent significant items, which when excluded provide a useful measure to determine the health of the business and earnings by the business before significant non-cash charges or in the case of foreign currency translation, are highly variable and difficult to predict. Management uses non-GAAP adjusted earnings per share and constant currency revenue growth rates to forecast and evaluate the operational performance of the Company as well as to compare results of current periods to prior periods on a consistent basis.
A reconciliation of revenue growth rate percentages, the GAAP measure most directly comparable to constant currency revenue growth rates is provided on the attached schedules.
Non-GAAP financial measures used by the Company may be calculated differently from, and therefore may not be directly comparable to, similarly titled measures used by other companies. Investors should consider non-GAAP measures in addition to, and not as a substitute for, or superior to, financial performance measures prepared in accordance with GAAP.

American Medical Systems
January 11, 2010

Earnings Call Information
American Medical Systems will host a conference call on Tuesday, February 16, 2010 at 5:00 p.m. eastern time to discuss its fourth quarter and full year results for 2009. The Company will also provide guidance for 2010 on this call. Those without internet access may join the call from within the U.S. by dialing 888-263-1724; outside the U.S., dial 706-679-3821.
A live web cast of the call will be available through the Company’s corporate website at www.AmericanMedicalSystems.com and will be available for replay three hours after the completion of the call.
About American Medical Systems
American Medical Systems, headquartered in Minnetonka, Minnesota, is a diversified supplier of medical devices and procedures to cure incontinence, erectile dysfunction, benign prostate hyperplasia (BPH), pelvic floor repair and other pelvic disorders in men and women. These disorders can significantly diminish one’s quality of life and profoundly affect social relationships. In recent years, the number of people seeking treatment has increased markedly as a result of longer lives, higher-quality-of-life expectations and greater awareness of new treatment alternatives. American Medical Systems’ products reduce or eliminate the incapacitating effects of these diseases, often through minimally invasive therapies. The Company’s products were used to treat approximately 335,000 patients in 2009.
Forward-Looking Statements
This press release contains forward-looking statements relating to the market opportunities, future products, sales and financial results of American Medical Systems. These statements and other statements contained in this press release that are not purely historical fact are forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995, that are based on management’s beliefs, certain assumptions and current expectations. These forward-looking statements are subject to risks and uncertainties such as successfully competing against competitors; physician acceptance, endorsement, and use of AMS products; potential product recalls or technological obsolescence; healthcare reform legislation in the U.S.; successfully managing debt leverage and related credit facility financial covenants; current worldwide economic conditions and the impact on operations of the disruption in global financial markets; factors impacting the stock market and share price and its impact on the dilution of convertible securities; potential obligations to make significant contingent payments under prior acquisitions; ability of the Company’s manufacturing facilities to meet customer demand; reliance on single or sole-sourced suppliers; loss or impairment of a principal manufacturing facility; clinical and regulatory matters; timing and success of new product introductions; patient acceptance of the Company’s products and therapies; changes in and adoption of reimbursement rates; adequate protection of the Company’s intellectual property rights; product liability claims; currency and other economic risks inherent in selling our products internationally and other risks and uncertainties described in the Company’s Annual Report on Form 10-K for the year ended January 3, 2009, and its other SEC filings. Actual results may differ materially from anticipated results. The forward-looking statements contained in this press release are made as of the date hereof, and AMS undertakes no obligation to update any forward-looking statements to reflect events or circumstances after the date on which any such statement is made or to reflect the occurrence of unanticipated events.
More information about the Company and its products can be found at its website www.AmericanMedicalSystems.com and in the Company’s Annual Report on Form 10-K for 2008 and its other SEC filings.

Contact:	Mark Heggestad
Executive Vice President and Chief Financial Officer
952-930-6495
Mark.Heggestad@AmericanMedicalSystems.com

Anthony Bihl
President and Chief Executive Officer
952-930-6334
Tony.Bihl@AmericanMedicalSystems.com

American Medical Systems
January 11, 2010

American Medical Systems Holdings, Inc.
Selected Sales Information and Constant Currency Growth Reconciliation
(Unaudited)
(In thousands)

	Three Months Ended		Constant Currency Growth Reconciliation (a)
					Percent Growth at
					Constant
	January 2, 2010	January 3, 2009	Percent Growth	Currency Impact	Currency
Sales
Men’s health	$63,504	$58,667	8.2%	$1,800	5.2%
BPH therapy	33,309	30,187	10.3%	1,160	6.5%
Women’s health	49,200	45,160	8.9%	905	6.9%

Total	$146,013	$134,014	9.0%	$3,865	6.1%

Geography
United States	$102,562	$96,978	5.8%	$—	5.8%
International	43,451	37,036	17.3%	3,865	6.9%

Total	$146,013	$134,014	9.0%	$3,865	6.1%

Percent of total sales
Men’s health	43%	44%
BPH therapy	24%	22%
Women’s health	34%	34%

Total	100%	100%

Geography
United States	70%	72%
International	30%	28%

Total	100%	100%

(a)	To calculate the currency impact on revenue growth rates, the Company compares each period’s sales, assuming no fluctuation in foreign currency exchange rates between periods. The generally accepted accounting principle (GAAP) measure most comparable to this non-GAAP measure is growth rate percentages based on GAAP revenue.

American Medical Systems
January 11, 2010

American Medical Systems Holdings, Inc.
Selected Sales Information and Constant Currency Growth Reconciliation
(Unaudited)
(In thousands)

	Twelve Months Ended		Constant Currency Growth Reconciliation (a)
					Percent Growth at
					Constant
	January 2, 2010	January 3, 2009	Percent Growth	Currency Impact	Currency
Sales
Men’s health	$234,594	$219,215	7.0%	$(4,178)	8.9%
BPH therapy	114,468	116,344	-1.6%	(1,657)	-0.2%
Women’s health	170,208	166,082	2.5%	(2,371)	3.9%

Total	$519,270	$501,641	3.5%	$(8,206)	5.2%

Geography
United States	$373,898	$355,678	5.1%	$—	5.1%
International	145,372	145,963	-0.4%	(8,206)	5.2%

Total	$519,270	$501,641	3.5%	$(8,206)	5.2%

Percent of total sales
Men’s health	45%	44%
BPH therapy	22%	23%
Women’s health	33%	33%

Total	100%	100%

Geography
United States	72%	71%
International	28%	29%

Total	100%	100%

(a)	To calculate the currency impact on revenue growth rates, the Company compares each period’s sales, assuming no fluctuation in foreign currency exchange rates between periods. The generally accepted accounting principle (GAAP) measure most comparable to this non-GAAP measure is growth rate percentages based on GAAP revenue.